AMENDMENT NO. 2

TO
REVOLVING CREDIT AND SECURITY AGREEMENT

     THIS AMENDMENT NO. 2 (this “Amendment”) is entered into as of April 25, 2002, by and among DISCOVERY TOYS, INC., a California corporation (“Borrower”), PNC BANK, NATIONAL ASSOCIATION (“PNC”), the undersigned financial institutions which are now or which hereafter become a party to the Loan Agreement (collectively, the “Lenders” and individually, a “Lender”), and PNC as agent for Lenders (PNC, in such capacity, “Agent”).

BACKGROUND

     Borrower, Agent and Lenders are parties to a Revolving Credit and Security Agreement dated as of June 1, 1999 (as amended by Amendment No. 1 dated as of June 1, 2001 and as same may be further amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”) pursuant to which Agent and Lenders provide Borrower with certain financial accommodations.

     Borrower has requested that Agent and Lenders (i) permit Borrowers to upstream funds to EOS International, Inc. and (ii) amend provisions of the Loan Agreement as hereafter provided. Agent and Lenders are willing to do so on the terms and conditions hereafter set forth.

     NOW, THEREFORE, in consideration of any loan or advance or grant of credit heretofore or hereafter made to or for the account of Borrower by Agent and Lenders, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1.     Definitions.  All capitalized terms not otherwise defined herein shall have the meanings given to them in the Loan Agreement.

     2.     Amendment to Loan Agreement.  Subject to satisfaction of the conditions precedent set forth in Section 3, the Loan Agreement is hereby amended as follows:

(a)	Section 1.2 is amended as follows:

(i)	the following defined terms are added in their appropriate alphabetical order:

“Amendment No. 2” shall mean Amendment No. 2 to Revolving Credit and Security Agreement, dated as of April 25, 2002, by and among Borrower, Agent and Lenders and consented and agreed to by Guarantor.

“Amendment No. 2 Effective Date” shall mean the date when the conditions of effectiveness set forth in Section 3 of Amendment No. 2 have been met to Agent's satisfaction.

“Revised Article 9” shall mean Revised Article 9 of the UCC.

“UCC” shall mean the Uniform Commercial Code as in effect in the State of New York from time to time.

(ii)	the following defined terms are amended in their entirety to provide as follows:

“Collateral” shall mean and include all of the following assets, properties, rights and interests of Borrower, whether now owned and existing or hereafter arising, acquired or created, and wherever located:

(a)	all Receivables;

(b)	all Equipment;

(c)	all General Intangibles;

(d)	all Inventory;

(e)	all Investment Property;

(f)	all Subsidiary Stock;

(g)	any and all balances, credits, deposits, accounts or moneys of or in Borrower’s name in the possession or control of, or in transit to, Agent or any other financial institution (including, without limitation, all sums on deposit therein from time to time and all securities, instruments and accounts in which such sums are invested from time to time);

(h)	all of Borrower’s right, title and interest in and to (i) its respective goods and other property including, but not limited to, all merchandise returned or rejected by Customers, relating to or securing any of the Receivables; (ii) all of Borrower’s rights as a consignor, a consignee, an unpaid vendor, mechanic, artisan, or other lienor, including stoppage in transit, setoff, detinue, replevin, reclamation and repurchase; (iii) all additional amounts due to Borrower from any Customer relating to the Receivables; (iv) other property, including warranty claims, relating to any goods securing this Agreement; (v) all of Borrower’s contract rights, rights of payment that have been earned under a contract right, instruments (including promissory notes), documents, chattel paper (including electronic chattel paper), warehouse receipts, deposit accounts, letters of credit (whether or not Borrower, as beneficiary, has demanded or is entitled to demand payment or performance thereof), Investment Property and money; (vi) all commercial tort claims (as defined under Revised Article 9) (whether now existing or hereafter arising); (vii) all real and personal Property of third parties in which Borrower has been granted a lien or security interest as security for the payment or enforcement of Receivables; and (viii) any other goods, personal property or real property now owned or hereafter acquired in which Borrower has expressly granted a security interest or may in the future grant a security interest to Agent hereunder, or in any amendment or supplement hereto or thereto, or under any other agreement between Agent and Borrower;

(i)	all of Borrower’s ledger sheets, ledger cards, files, correspondence, records, books of account, business papers, computers, computer software (owned by Borrower or in which it has an interest), computer programs, tapes, disks and documents relating to (a), (b), (c), (d), (e), (f), (g) or (h) of this Paragraph; and

(j)	all proceeds and products of (a), (b), (c), (d), (e), (f), (g), (h) and (I in whatever form, including, but not limited to: cash, deposit accounts (whether or not comprised solely of proceeds), certificates of deposit, insurance proceeds (including hazard, flood and credit insurance), negotiable instruments and other instruments for the payment of money, chattel paper, security agreements, documents, eminent domain proceeds, condemnation proceeds and tort claim proceeds.

“dreamlife” shall mean Eos International, Inc., formerly known as dreamlife Inc., a Delaware corporation.

“General Intangibles” shall mean and include all of Borrower’s general intangibles, whether now owned or hereafter acquired including, without limitation, all payment intangibles, all choses in action, causes of action, corporate or other business records, inventions, designs, patents, patent applications, equipment formulations, manufacturing procedures, quality control procedures, trademarks, trademark applications, service marks, trade secrets, goodwill, copyrights, design rights, permits, software, computer information, source codes, object codes, records and dates, registrations, licenses, franchises, customer lists, tax refunds, tax refund claims, computer programs, all claims under guaranties, security interests or other security held by or granted to Borrower to secure payment of any of the Receivables by a Customer (other than to the extent covered by Receivables), all other intellectual property or proprietary rights, all rights of indemnification and all other intangible Property of every kind and nature (other than Receivables).

“Inventory” shall mean and include all of Borrower’s now owned or hereafter acquired goods, merchandise and other personal property, wherever located, to be furnished under any consignment arrangement, contract of service or held for sale or lease, all raw materials, work in process, finished goods and materials and supplies of any kind, nature or description which are or might be used or consumed in Borrower’s business or used in selling or furnishing such goods, merchandise and other personal property, and all documents of title or other documents representing them.

“Receivables” shall mean and include all of Borrower’s accounts, contract rights, instruments (including those evidencing indebtedness owed to Borrower by its Affiliates), documents, chattel paper (including electronic chattel paper), general intangibles relating to accounts, drafts and acceptances, credit card receivables and all other forms of obligations owing to Borrower arising out of or in connection with the sale or lease of Inventory or the rendition of services pursuant to term contracts or otherwise or the licensing of any general intangible rights, all supporting obligations, guarantees and other security therefor, whether secured or unsecured, now existing or hereafter created, and whether or not specifically sold or assigned to Agent hereunder.

“Seasonal Overadvance Amount” shall mean during the Seasonal Overadvance Period the amount set forth below opposite the period corresponding thereto:

July 1, 2002 - July 31, 2002	$ 600,000
August 1, 2002 - August 31, 2002	$1,000,000
September 1, 2002 - October 31, 2002	$1,250,000
November 1, 2002 - November 30, 2002	$ 700,000
December 1, 2002 and at all times thereafter	$ 0

“Seasonal Overadvance Period” shall mean the period commencing on July 1, 2002 and ending on December 1, 2002.

(b)	Section 1.3 of the Loan Agreement is hereby amended in its entirety to provide as follows:

“All terms used herein and defined in the UCC shall have the meaning given therein unless otherwise defined herein. To the extent the definition of any category or type of Collateral is expanded by any amendment, modification or revision to Revised Article 9, such expanded definition will apply automatically as of the date of such amendment, modification or revision.”

(c)	Section 4.1 of the Loan Agreement is hereby amended by inserting a new sentence at the end thereof to provide as follows:

“Borrower shall promptly provide Agent with written notice of all commercial tort claims, such notice to contain the case title together with the applicable court and a brief description of the claim(s). Upon delivery of each such notice, Borrower shall be deemed to hereby grant to Agent, for its benefit and for the ratable benefit of the Lenders, a security interest and lien in and to such commercial tort claims and all proceeds thereof and Agent shall be authorized to file any financing statements it deems necessary to perfect its interest therein.”

(d)	A new subsection is hereby added to Article 4 of the Loan Agreement at the end thereof to provide as follows:

“4.21. Filing of Financing Statements. By its signature hereto, Borrower hereby authorizes Agent to file against Borrower, one or more initial financing, continuation or amendment statements pursuant to the UCC in form and substance satisfactory to Agent that (a) indicate the Collateral (i) as all assets of Borrower or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Revised Article 9, or (ii) as being of an equal or lesser scope or with greater detail, and (b) contain any other information required by part 5 of Revised Article 9 for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether Borrower is an organization, the type of organization and any organization identification number issued to Borrower, and (ii) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates.”

(e)	Section 5.2 of the Loan Agreement is hereby amended by inserting the following subsection at the conclusion thereof:

“(c) Borrower’s (i) organizational identification number issued by Borrower’s state of incorporation or organization or a statement that no such number has been issued and (ii) federal tax identification number, are each listed on Schedule 5.2(c).”

(f)	Section 6.5 of the Loan Agreement is hereby amended in its entirety to provide as follows:

“6.5 Availability. Maintain an Undrawn Availability of at least $2,000,000 at all times during the Term other than during the Seasonal Overadvance Period.”

(g)	Section 7.1(a) of the Loan Agreement is hereby amended by inserting the following sentence at the end thereof:

“Without limiting the foregoing, Borrower shall not reincorporate or reorganize itself under the laws of any jurisdiction other than the laws of its state of organization as of the date hereof without the prior written consent of Agent.”

(h)	Section 7.10 of the Loan Agreement is hereby amended in its entirety to provide as follows:

“7.10. Transactions with Affiliates. Directly or indirectly, purchase, acquire or lease any property from, or sell, transfer or lease any property to, or otherwise deal with, any Affiliate, except (a) transactions contemplated by the Agreement for Management Consulting Services as of January 15, 1999 among Borrower, William S. Walsh and McGuggan L.L.C., (b) transactions in the ordinary course of business, on an arm’s-length basis on terms no less favorable than terms which would have been obtainable from a Person other than an Affiliate and (c) Borrower shall be permitted to upstream funds to dreamlife to be used solely to pay for a portion of the overhead expenses incurred by dreamlife so long as (i) at the time of and after giving effect to any such payment, no Default or Event of Default has occurred and is continuing and (ii) the aggregate amount of such payments shall not exceed (x) $250,000 during the period commencing on the Amendment No. 2 Effective Date and ending on June 30, 2002, (y) $150,000 during the period commencing on July 1, 2002 ending on December 31, 2002 and (z) $300,000 in any calendar year thereafter.”

(i)	Schedule 5.2(c) to this Amendment is hereby added to the Loan Agreement as Schedule 5.2(c).

     3.      Conditions of Effectiveness.  This Amendment shall become effective upon satisfaction of the following conditions precedent: Agent shall have received (i) four (4) copies of this Amendment executed by Borrower and Lenders; (ii) an amendment fee in the amount of $35,000, which amount shall be paid by Agent charging Borrower’s loan account with a Revolving Advance for such amount; and (iii) such other certificates, instruments, documents, agreements and opinions of counsel as may be required by Agent or its counsel, each of which shall be in form and substance satisfactory to Agent and its counsel.

     4.      Representations and Warranties.  Borrower hereby represents and warrants as follows:

(a)	This Amendment and the Loan Agreement, as amended hereby, constitute legal, valid and binding obligations of Borrower and are enforceable against Borrower in accordance with their respective terms.

(b)	Upon the effectiveness of this Amendment, Borrower hereby reaffirms all covenants, representations and warranties made in the Loan Agreement to the extent the same are not amended hereby and agrees that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendment.

(c)	Borrower has no defense, counterclaim or offset with respect to the Loan Agreement.

5. Effect on the Loan Agreement.

(a)	Upon the effectiveness of Section 2 hereof, each reference in the Loan Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Loan Agreement as amended hereby.

(b)	Except as specifically amended herein, the Loan Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

(c)	Except as set forth in Sections 4 and 5 hereof, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Agent or Lenders, nor constitute a waiver of any provision of the Loan Agreement, or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.

     6.     Governing Law.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York.

     7.     Headings.  Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

     8. Counterparts; Facsimile. This Amendment may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first written above.

DISCOVERY TOYS, INC., as Borrower By: —————————————— Name: Title

PNC BANK, NATIONAL ASSOCIATION, as Agent and Lende By: —————————————— Name: Title

Schedule 5.2(c)

Organizational and Federal Tax ID

[TO BE PROVIDED BY BORROWER]